UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

ACM Research, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

42307 Osgood Road, Suite I, Fremont, California 94539

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On January 9, 2018, we notified Min Xu that his employment as our Chief Financial Officer and Treasurer will end as of January 24, 2018.

We are party to an executive retention agreement with Mr. Xu dated November 14, 2016. For purposes of the executive retention agreement, we terminated Mr. Xu’s services “without cause,” and he therefore is entitled to receive, by February 24, 2018, a cash payment equal to the sum of (a) his accrued base salary and vacation pay and (b) $150,000, which is his current annual base salary. The executive retention agreement provides that Mr. Xu will be entitled to continue to receive specified benefits through January 24, 2019.

We appreciate Mr. Xu’s services and contributions to our company, and we wish him well in his future endeavors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ACM RESEARCH, INC.

Dated: January 16, 2018	By:	/s/ DAVID H. WANG
David H. Wang
Chief Executive Officer and President